Exhibit 107
Calculation of Filing Fee Table
Form S-8 Registration Statement

Wealthfront Corporation

Table 1 - Newly Registered Securities

Security Type		Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	1	Common Stock, par value $0.0001 per share	Other	7,515,273	$11.01	$82,743,155.73	0.00013810	$11,426.83

Equity	2	Common Stock, par value $0.0001 per share	Other	1,503,054	$9.36	$14,068,585.44	0.00013810	$1,942.87

Total Offering Amounts						$96,811,741.17	N/A	$13,369.70

Total Fee Offsets								–

Net Fee Due								$13,369.70

Offering Note
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Wealthfront Corporation’s (the “Registrant”) Common Stock.

(1)(a) Represents additional shares of Common Stock to be registered and available for grant under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”) resulting from the annual automatic increase in shares available for issuance under the 2025 Plan pursuant to the provision of the 2025 Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2025 Plan.

(b) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of Common Stock as reported on The Nasdaq Stock Market LLC (“Nasdaq”) on April 17, 2026, which date is within five business days prior to the filing of this Registration Statement.

(2)(a) Represents additional shares of Common Stock to be registered and available for grant under the Registrant’s 2025 Employee Stock Purchase Plan (“ESPP”) resulting from the annual automatic increase in shares available for issuance under the ESPP pursuant to the provision of the ESPP providing for an annual automatic increase in the number of shares reserved for issuance under the ESPP.

(b) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of Common Stock as reported on Nasdaq on April 17, 2026, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.